Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dynacq Healthcare, Inc Year 2011 Stock Incentive Plan of our report dated November 19, 2010, with respect to the consolidated financial statements of Dynacq Healthcare, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2010, filed with the Securities and Exchange Commission.

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.
Houston, Texas
September 7, 2011